UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	November 7, 2011

TEKELEC

(Exact name of registrant as specified in its charter)

California	000-15135	95-2746131
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5200 Paramount Parkway, Morrisville, North Carolina	27560
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(919) 460-5500

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
(17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
(17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement

On November 6, 2011, Tekelec (the “Company”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Titan Private Holdings I, LLC, a Delaware limited liability company (“Parent”), and Titan Private Acquisition Corp., a California corporation (“Merger Subsidiary”), an indirect wholly-owned subsidiary of Parent. Parent is an affiliate of Siris Capital Group, LLC (“Siris”).

Pursuant to the terms of the Merger Agreement and subject to the conditions thereof, Merger Subsidiary will merge with and into the Company and the Company will become a wholly-owned subsidiary of Parent (the “Merger”). At the effective time of the Merger, each share of common stock of the Company (“Company Common Stock”) issued and outstanding immediately prior to the Merger and each restricted stock unit covering shares of Company Common Stock outstanding immediately prior to the Merger will be converted into the right to receive $11.00 in cash, less any applicable taxes required to be withheld. Options to acquire Company Common Stock and stock appreciation rights outstanding immediately prior to the consummation of the Merger will become fully vested and will be cancelled in exchange for the right to receive an amount in cash equal to the excess, if any, of $11.00 over the exercise price per share of such options or the grant price of such share appreciation rights, less any applicable taxes required to be withheld.

The consummation of the Merger is subject to certain conditions, including adoption of the Merger Agreement by the Company’s shareholders and expiration or termination of any waiting period (and any extension thereof) under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended. The date for the special meeting of the Company’s shareholders to be held to vote on adoption of the Merger Agreement and the date for the closing of the Merger have not yet been determined.

The Company has made various representations and warranties and agreed to specified covenants in the Merger Agreement, including covenants relating to the conduct of the Company’s business between the date of the Merger Agreement and the closing of the Merger, governmental filings and approvals, public disclosures and other matters. In addition, pursuant to the Merger Agreement, the Company is subject to customary “no-shop” restrictions on its ability to solicit alternative acquisition proposals from third parties and to provide information to and engage in discussions with third parties regarding alternative acquisition proposals, subject to a customary “fiduciary duty” exception in certain circumstances prior to adoption of the Merger Agreement by the Company’s shareholders.

Parent has secured committed financing, consisting of a combination of (i) equity to be provided by a consortium led by Siris and including affiliates of The ComVest Group, funds and accounts managed by GSO Capital Partners LP, Sankaty Advisors, LLC, ZelnickMedia and other Siris limited partners and (ii) debt financing to be provided by affiliates of GSO Capital Partners LP and Sankaty Advisors, LLC. Consummation of the Merger is not subject to a financing condition.

The Merger Agreement contains certain termination rights of Parent and the Company and provides that, upon the termination of the Merger Agreement under specified circumstances, the Company will be required to pay Parent a termination fee of $15 million. In addition, under specified circumstances, Parent will be required to pay the Company a termination fee of $40 million. An affiliate of Parent has agreed to guarantee the $40 million termination fee in the event that it becomes payable by Parent to the Company.

Other than the Merger Agreement and the related agreements executed by the parties, there is no material relationship between the Company and any of Parent, the anticipated investors in Parent or the Merger Subsidiary.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, a copy of which is filed as Exhibit 2.1 hereto and is incorporated herein by reference.

The Merger Agreement has been attached as an exhibit to provide investors with information regarding its terms. It is not intended to provide any other factual information about Parent, Merger Subsidiary or the Company. The representations, warranties and covenants contained in the Merger Agreement were made solely for the purposes of the Merger Agreement and the benefit of the parties to the Merger Agreement, and may be subject to limitations agreed upon by the contracting parties. Certain of the representations and warranties have been made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts. Investors are not third party beneficiaries under the Merger Agreement. In addition, the representations and warranties contained in the Merger Agreement (i) are qualified by information in a confidential disclosure schedule that the parties have exchanged, (ii) were made only as of the date of the Merger Agreement or a prior, specified date, and (iii) in some cases are subject to qualifications with respect to materiality, knowledge and/or other matters, including standards of materiality applicable to the contracting parties that differ from those applicable to investors. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s or Parent’s public disclosures. Accordingly, investors should not rely on the representations and warranties in the Merger Agreement as characterizations of the actual state of facts or condition of the Company or Parent or any of their respective subsidiaries or affiliates.

Important Additional Information and Where to Find It

The Company plans to file with the Securities and Exchange Commission (the “SEC”) and to mail to its shareholders a Proxy Statement in connection with the transaction. The Proxy Statement will contain important information about the Company, Parent, the Merger and related matters. Investors and security holders are urged to read the Proxy Statement carefully when it is available. Investors and security holders will be able to obtain free copies of the Proxy Statement and other documents filed with the SEC by the Company and Parent through the web site maintained by the SEC at www.sec.gov.

In addition, investors and security holders will be able to obtain free copies of the Proxy Statement from the Company by contacting Investor Relations, 5200 Paramount Parkway, Morrisville, North Carolina 27560, (919) 380-6148.

Participants in the Solicitation

The Company and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the Company’s shareholders with respect to the transactions contemplated by the Merger Agreement. Information regarding the Company’s directors and executive officers is contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2010 and in its Proxy Statement dated April 6, 2011 for the Company’s 2011 Annual Meeting of Shareholders, both of which were filed with the SEC. Additional information regarding the interests of the Company’s directors and executive officers in the transaction will be included in the Proxy Statement for the special meeting of the Company’s shareholders to be held to approve the transactions contemplated by the Merger Agreement and other relevant documents regarding the Merger, when filed with the SEC.

Forward-Looking Statements

This document contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including but not limited to, statements regarding the expected benefits and costs of the transaction, the plans, strategies and objectives of management for future operations, and the expected closing of the proposed merger. These forward-looking statements involve certain risks and uncertainties that could cause actual results and events to differ materially from our expectations. These risk factors include the conditions precedent to the consummation of the proposed merger, including obtaining antitrust approvals in the U.S. and other jurisdictions; the risk that the contemplated merger does not occur; the risk that key employees of the Company will not be retained; the expenses of the proposed merger; and other risks identified in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2010, in the Company’s Quarterly Reports on Form 10-Q for the 2011 first, second and third quarters and in our other filings with the SEC, which filings contain and identify important factors that could cause actual results and events to differ materially from those contained in the forward-looking statements. The Company assumes no obligation to update any forward-looking statement contained in this document.

Item 8.01.  Other Events.

On November 7, 2011, the Company issued a press release announcing that it had entered into the Merger Agreement. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits

(d)    Exhibits

The following exhibits are filed as part of this Current Report on Form 8-K:

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of November 6, 2011, by and among Tekelec, Titan Private Holdings I, LLC and Titan Private Acquisition Corp.*

99.1	Press Release dated November 7, 2011 of the Company

99.2	Email to Company Employees from Ronald J. de Lange, President and Chief Executive Officer of the Company

99.3	Letter to Customers from Ronald J. de Lange, President and Chief Executive Officer of the Company

99.4	Frequently Asked Questions

*	The schedules to the Agreement and Plan of Merger have been omitted from this filing pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish supplementally a copy of any omitted schedule to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Tekelec

Dated: November 7, 2011	By:	/s/ Ronald J. de Lange
Ronald J. de Lange
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of November 6, 2011, by and among Tekelec, Titan Private Holdings I, LLC and Titan Private Acquisition Corp.*

99.1	Press Release dated November 7, 2011 of the Company

99.2	Email to Company Employees from Ronald J. de Lange, President and Chief Executive Officer of the Company

99.3	Letter to Customers from Ronald J. de Lange, President and Chief Executive Officer of the Company

99.4	Frequently Asked Questions

*	The schedules to the Agreement and Plan of Merger have been omitted from this filing pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish supplementally a copy of any omitted schedule to the Securities and Exchange Commission upon request.